Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Kura Oncology, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Troy E. Wilson, Ph.D., J.D., as President and Chief Executive Officer of the Company, and Marc Grasso, M.D. as Chief Financial Officer and Chief Business Officer, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Troy E. Wilson, Ph.D., J.D.	/s/ Marc Grasso, M.D.
Troy E. Wilson, Ph.D., J.D.	Marc Grasso, M.D.
President and Chief Executive Officer	Chief Financial Officer and Chief Business Officer

Date: February 24, 2021	Date: February 24, 2021

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Kura Oncology, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.